UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 19, 2007
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2230 Broadway
Santa Monica, California 90404
 (Address of Principal Executive Offices) (Zip Code)

(310) 453-1222
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On December 19, 2007, Genius Products, Inc. (the “Company”) approved the appointment, effective as of January 1, 2008, of Matthew Smith as President of Genius Products, LLC (the “Distributor”).  Trevor Drinkwater, currently President and Chief Executive Officer of the Distributor, will continue as Chief Executive Officer of the Distributor, and will remain President and Chief Executive Officer of the Company.

Mr. Smith, who is 46 years old, previously served as Senior Vice President for Media Development & Studios for Blockbuster Inc. (“Blockbuster”) since August 2007.  Mr. Smith joined Blockbuster in 1990 and worked in a variety of buying positions within the Product Department.  In 1998, he was appointed as International Product Director, and in 2001 he relocated to Los Angeles as Vice President of Studio Relations & International Merchandising.  In 2003, Mr. Smith was appointed Senior Vice President and General Manager, Content of Blockbuster, with responsibility for Blockbuster’s studio agreements on a worldwide basis.  In addition, he managed DEJ Productions, the production and distribution arm of Blockbuster that produced such films as Oscar® winning movies “Monster” and “Crash” prior to being sold in 2005.  In 2005, Mr. Smith was appointed as Senior Vice President, General Merchandising Manager of Blockbuster and was responsible for the purchasing, merchandising, allocation and distribution of all product lines, including film, games and general merchandise.  Prior to joining Blockbuster, Mr. Smith worked in the entertainment industry with both EMI and RCA.

It is expected that Mr. Smith will enter into an employment agreement with the Distributor prior to the effective date of his employment, but such agreement and Mr. Smith’s compensation have not yet been agreed.  Other than such expected agreement, there is no material plan, contract or arrangement (whether or not written) to which Mr. Smith is a party or in which he participates that was entered into, or material amendment, in connection with his appointment as an officer or any grant or award to him or modification thereto, under any plan, contract or arrangement.

There are no family relationships between Mr. Smith and any director or executive officer of the Company or the Distributor.  There were no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company or the Distributor was or is to be a participant and the amount involved exceeds $120,000 in which Mr. Smith had or will have a direct or indirect material interest.

Item 7.01	Regulation FD Disclosure.

On December 20, 2007, the Company issued a press release concerning the appointment of Mr. Smith.  A copy of the press release is attached as Exhibit 99.1 to this report and is deemed to be furnished, not filed, pursuant to Item 7.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Genius Products, Inc., dated December 20, 2007*

* Exhibit 99.1 is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: December 20, 2007	By: /s/ John P. Mueller
John P. Mueller
Chief Financial Officer